UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2008

The Phoenix Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Row, Hartford, CT	06102-5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 403-5000

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 2, 2008, The Phoenix Companies, Inc. (the “Company”) and its subsidiary, Phoenix Life Insurance Company (“Phoenix Life”) (Phoenix Life, together with the Company, the “Borrowers”) amended and restated its existing $150 million unsecured senior revolving credit facility, between the Borrowers and a syndicate of banks arranged by Wachovia Capital Markets, LLC, as sole lead arranger (the “Amended and Restated Facility”). The Amended and Restated Facility amends and restates the terms of the original facility dated November 22, 2004 (the “Original Facility”) and the terms of the amendment and restatement of the Original Facility dated June 6, 2006 (the “Amended Facility”). The terms of the Original Facility are described in a report on Form 8-K filed by the Company on November 23, 2004, and the terms of the Amended Facility are described in a report on Form 8-K filed by the Company on June 12, 2006.

The financing commitments under the Amended and Restated Facility will terminate on June 6, 2009. The Amended and Restated Facility reflects amendments that, in anticipation of the spin-off of the Company’s wholly-owned subsidiary, Phoenix Investment Partners, Ltd. (“PXP”), to the Company’s shareholders (the “Spin-off”), (i) release PXP from its obligations under the Amended Facility and provide that PXP is not a Borrower under the Amended and Restated Facility effective as of April 2, 2008, and (ii) adjust certain financial covenants of the Borrowers upon the consummation of the Spin-off. The adjusted covenants include those related to the minimum consolidated net worth required to be maintained by the Borrowers following the Spin-off.

Certain agent banks and lenders under the Amended and Restated Facility, or their affiliates, perform other services for the Company and its subsidiaries from time to time in the normal course of business, including but not limited to providing valuation, custodial, cash management and transfer agent services. The Company’s and Phoenix Life’s director, Peter C. Browning, and the Company’s and Phoenix Life’s Chairman of the Board, President and Chief Executive Officer, Dona D. Young, both serve as directors of Wachovia Corporation, an affiliate of Wachovia Capital Markets, LLC and Wachovia Bank, National Association, the administrative agent and a lender under the Amended and Restated Facility.

The foregoing description of the material terms of the Amended and Restated Facility is qualified in its entirety by reference to the facility, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

Exhibit No.	Description of Exhibit

Exhibit 10.1	First Amended and Restated Credit Agreement, dated as of April 2, 2008, by and among The Phoenix Companies, Inc. and Phoenix Life Insurance Company as borrowers; Wachovia Bank, National Association, as administrative agent; The Bank of New York, as syndication agent; BMO Capital Markets Financing, Inc., JPMorgan Chase Bank, N.A., and PNC Bank, National Association, as documentation agents; and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.

Date: April 7, 2008	By:	/s/ Tracy L. Rich
Name: Tracy L. Rich Title: Executive Vice President, General Counsel and Secretary